POWER OF ATTORNEY

 KNOW ALL MEN BY THESE PRESENTS, which are intended to constitute a DURABLE GENERAL POWER OF ATTORNEY:

 That I, DOUGLAS S. KNOPPER, residing at 1454 Dana Avenue, Palo Alto, California 94301, do hereby make, constitute and appoint Theodore Wm. Tashlik, Martin M. Goldwyn, Lynn Steinberg, Hillel Schechter, John Araneo or any of them, with offices at Tashlik, Kreutzer, Goldwyn & Crandell P.C., 40 Cuttermill Road, Great Neck, NY 11021, to act as my Attorney-in-Fact TO ACT:

 In my name, place and stead in any and all ways which I myself could do, if I were personally present and able, with respect to the filing of Forms 3, 4 and 5 on my behalf with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. and providing a copy thereof to Medialink Worldwide Incorporated.

 Any third party dealing with said Attorney-in-Fact pursuant to this Power of Attorney may rely conclusively thereon, may assume that it is irrevocable and unconditional and shall not be required to inquire into the authority of said Attorney-in-Fact to act as such unless and until notified directly in writing to the contrary by me.

 This Power of Attorney shall survive my subsequent disability or incompetence.

 All acts done by my Attorney-in-Fact pursuant to this Power of Attorney during any period of disability or incompetence shall have the same effect and inure to the benefit of and bind myself and my distributes, devisees, legatees and personal representatives as if I were competent and not disabled.

 IN WITNESS WHEREOF I have hereunto signed my name this 24th day of January, 2006.

     /s/Douglas K. Knopper

     Print Name:  Douglas S. Knopper

Witness     Witness Address

Witness     Witness Address

ACKNOWLEDGMENT

STATE OF CALIFORNIA )

    ) ss.:

COUNTY OF SAN MATEO     )

  On the 24th day of January, 2006, before me, the undersigned, personally appeared DOUGLAS S. KNOPPER, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual executed the instrument.

     /s/Sergey Shukhat

     Notary Public